Exhibit 10.5
STOCK PURCHASE AGREEMENT

    This Stock Purchase Agreement (this "Agreement"), dated as of May 9, 2023 (the "Effective Date"), is entered into by and between INNOVATE CORP., a Delaware corporation (the "Company") and CONTINENTAL GENERAL INSURANCE COMPANY, a Texas domiciled life and health insurance company ("Seller"). Company and Seller may be referred to herein individually as a "Party" and collectively as the "Parties".

    WHEREAS, Seller is the owner of 41,820.25 shares of Series A Fixed-to-Floating Rate Perpetual Preferred Stock (the "Shares") issued by DBM Global Intermediate Holdco Inc., a Delaware corporation ("DBMGI");

    WHEREAS, pursuant to the terms and conditions of this Agreement, Seller desires to sell, and Company desires to purchase, all of the Seller's rights, title, and interest in and to the Shares and provide for the payment of accrued and unpaid dividends thereon through May 8, 2023, as further described herein; and

    WHEREAS, in connection with the sale and purchase of the Shares, the Parties shall undertake such further actions as set forth herein.

    NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

1.    Agreement to Purchase and Sell. Subject to the terms and conditions of this Agreement, Seller hereby sells, assigns, transfers, conveys, and delivers to the Company, and the Company hereby purchases, the Shares and any and all rights in the Shares to which Seller is entitled.

2.    Consideration. As full consideration for the acquisition of the Shares by the Company, the Company shall:

a.    Pay to Seller Seven Million Sixty-Thousand Nine-Hundred Fifty-Eight and 33/100 Dollars (US$7,060,958.33) by wire transfer of immediately available funds to the Seller’s account at a bank specified by the Seller in writing to the Company; and

b.    Issue to Seller concurrently herewith a subordinated unsecured promissory note in the principal amount of Thirty-Five Million One Hundred Twenty-Three Thousand Four Hundred Seventy-Six and 34/100 Dollars ($35,123.476.34), in the form attached hereto as Exhibit A (the "Note"). Each of the Parties acknowledge and agree that the consideration provided herein is good and sufficient with respect to the purchase of the Shares by the Company.

3.    Closing; Deliveries; Additional Actions.

a.    Closing. The purchase and sale of the Shares (the "Closing") shall occur simultaneously with the execution and delivery of this Agreement and the Note on the Effective Date.

b.    Deliveries. At the Closing:

i.    At the Closing, (A) each of the Company and the Seller shall deliver to the other Party an executed copy of the Note and (B) Seller shall deliver to the Company a stock power in a form reasonably acceptable to the Company for each of Share Certificates A-1, A-2 and A-3 representing the Shares.

ii.    Seller shall use commercially reasonable efforts to deliver to the Company Share Certificates A-1, A-2 and A-3 representing the Shares (or lost stock certificate affidavits reasonably acceptable to the Company in lieu thereof) as soon as commercially practicable following the Closing, together with such other instruments of transfer in form and substance reasonably satisfactory to the Company and such other documents as may be required under applicable law or reasonably requested by the Company in order to transfer the Shares to the Company.

4.    Representations and Warranties of the Seller. Seller represents and warrants to Company as of the Effective Date as set forth below.

a.    Right and Title to Shares. Seller is the sole legal and beneficial owner of the Shares and no other party, person or entity has any rights therein or thereto.

b.    No Encumbrances. Seller has, and will convey to the Company at the Closing, good and marketable title to the Shares, free and clear of any claims, liens, pledges, security interests or encumbrances of any kind.

c.    No Other Interests. The Shares represent all of Seller's interest in DBMGI, and Seller does not have, and at no time did it have, any options, warrants, purchase rights, conversion rights or any other contract that could require DBMGI to issue, sell or cause to become outstanding any of DBMGI's capital stock.

d.    Organization and Standing. Seller is a life and health insurance company duly organized, validly existing and in good standing under the laws of Texas and has all requisite corporate power and authority to enter into this Agreement and the Note. Seller is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

e.    Due Authority; No Violation. Seller has all requisite rights and authority or the capacity to execute, deliver and perform its obligations under this Agreement and the Note. The execution and delivery of this Agreement and the Note and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action on the part of Seller, and no other proceedings on the part of Seller are necessary to authorize the execution, delivery and performance of this Agreement or the transactions contemplated hereby or thereby on the part of Seller. The execution, delivery and performance of this Agreement will not (x) violate, conflict with, or result in the breach, acceleration, default or termination of, or otherwise give any other contracting party the right to terminate, accelerate, modify or cancel any of the terms, provisions, or conditions of any material agreement or instrument to which Seller is a party or by which it or its assets may be bound or (y) constitute a violation of any material applicable law, rule or regulation, or of any judgment, order, injunctive award or decree of any governmental authority applicable to Seller or (z) conflict with, result in the breach or termination of any provision of, or constitute a default under (in each case whether with or without the giving of notice or the lapse of time, or both) Seller's organizational or operating documents or any order, judgment, arbitration award, or decree to which Seller is a party or by which it or any of its assets or properties are bound.

f.    Approvals. No approval, authority, or consent of or filing by Seller with, or notification to, any governmental authority, is necessary to authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated herein.

g.    Legal Proceedings. Seller is not a party to any claim, action, suit, proceeding, or governmental investigation ("Action") and, to Seller’s knowledge, there is no threatened Action (i) relating to or affecting the Shares or in which a charging order against the Shares has been sought or awarded; or (ii) that challenges or seeks to prevent, enjoin, or otherwise delay the transactions contemplated by this Agreement.

h.    Enforceability. This Agreement has been duly executed and delivered by Seller and constitutes the legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors' rights generally.

5.    Representations and Warranties of Company. Company represents and warrants to Seller as of the Effective Date as set forth below.
a.    Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as presently proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect of its business or properties.

b.    Due Authority; No Violation. The Company has all requisite rights and authority or the capacity to execute, deliver and perform its obligations under this Agreement and the Note. The execution and delivery of this Agreement and the Note and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action on the part of the Company, and no other proceedings on the part of the Company are necessary to authorize the execution, delivery and performance of this Agreement or the transactions contemplated hereby or thereby on the part of the Company. The execution, delivery and performance of this Agreement or the Note will not (x) violate, conflict with, or result in the breach, acceleration, default or termination of, or otherwise give any other contracting party the right to terminate, accelerate, modify or cancel any of the terms, provisions, or conditions of any material agreement or instrument to which the Company is a party or by which it or its assets may be bound or (y) constitute a violation of any material applicable law, rule or regulation, or of any judgment, order, injunctive award or decree of any governmental authority applicable to the Company or (z) conflict with, result in the breach or termination of any provision of, or constitute a default under (in each case whether with or without the giving of notice or the lapse of time, or both) the Company's organizational or operating documents or any order, judgment, arbitration award, or decree to which the Company is a party or by which it or any of its assets or properties are bound.

c.    Approvals. No approval, authority, or consent of or filing by the Company with, or notification to, any governmental authority, is necessary to authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated herein.

d.    Legal Proceedings. The Company is not a party to any Action and, to the Company's knowledge, there is no threatened Action that challenges or seeks to prevent, enjoin, or otherwise delay the transactions contemplated by this Agreement.

e.    Enforceability. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors' rights generally.

f.    SEC Filings. The Company has duly filed all required registration statements, reports, schedules, forms, statements and other documents required to be filed by it with the United States Securities and Exchange Commission (the “SEC”) since January 1, 2022 (collectively, as they have been amended since the time of their filing and including all exhibits thereto, the “SEC Reports”). None of the SEC Reports, as of their respective dates (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements (including, in each case, the notes and schedules thereto) included in the SEC Reports complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited interim financial statements included therein, to normal year-end adjustments and the absence of complete footnotes) in all material respects the consolidated financial position of the Company and its subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of the Company and its subsidiaries for the respective periods then ended.

6.    Covenants and Agreements.

a.    Seller agrees that transactions contemplated by this Agreement and the Note are entered into in full satisfaction of the election to redeem the Shares delivered to the Company on March 15, 2023.

b.    Each of the Parties, as promptly as practicable, shall make, or cause to be made, all filings and submissions under laws applicable to it and its affiliates, as may be required for it to consummate the transactions contemplated hereby and shall use its commercially reasonable efforts to obtain, or cause to be obtained, all other authorizations, approvals, consents and waivers from all persons and governmental authorities necessary to be obtained by it or its affiliates, in order for it to consummate such transactions, at the cost of the Party required to file or submit the same.

c.    Each Party hereto shall promptly inform the other Party of any material communication from any third party or any governmental authority regarding any of the transactions contemplated by this Agreement and shall promptly furnish the other Party with copies of substantive notices or other communications received from any third party or any governmental authority with respect to such transactions. Each Party shall agree on the content of any proposed substantive written communication or submission or any oral communication to any governmental authority; provided, however, that the Company may file any required information regarding the Agreement with any securities regulatory authority or stock exchange after considering in good faith the comments of Seller related thereto. If any Party or any affiliate thereof receives a request for additional information or documentary material from any such governmental authority with respect to the transactions contemplated by this Agreement, then such Party will endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other Party, an appropriate response in compliance with such request. Each Party shall, to the extent practicable, provide the other Party and its counsel with advance notice of and the opportunity to participate in any substantive discussion, telephone call or meeting with any governmental authority in respect of any filing, investigation or other inquiry in connection with the transactions contemplated by this Agreement and to participate in the preparation for such discussion, telephone call or meeting, to the extent not prohibited by the governmental authority.

7.    Indemnification. From and after the date hereof, each Party (in such capacity, the “Indemnifying Party”) shall defend, indemnify and hold harmless the other Party (in such capacity, the “Indemnified Party”) from, against and in respect of any and all claims and losses, including without limitation interest, penalties and reasonable attorneys’ fees, that the Indemnified Party may incur, sustain or suffer, as a result of any inaccuracy or breach of, or failure by the Indemnifying Party to perform, any of the representations, warranties, covenants or agreements of Indemnifying Party in this Agreement or the Note.

8.    Release.

a.    The Seller, on behalf of itself and its shareholders, officers, directors, agents, employees, affiliates, successors and assigns, hereby forever waives and releases any and all claims, causes of action (at law or equity), liabilities, damages or losses of any kind, anticipated or unanticipated, known or unknown (collectively, "Claims"), which the Seller now has, may have in the future, or could have asserted against the Company and DBGMI and each of their respective past and present principals, shareholders, owners, directors, officers, employees, agents, representatives, predecessors, successors and/or assigns (collectively, the "Company Releasees"), arising out of, or any way in connection with, the Shares or Seller’s status as a shareholder of DBMGI (but, for the avoidance of doubt, not in connection with Seller’s status as a shareholder of any subsidiary of DBMGI); provided, however, that the within release does not and shall not include a release of any Claims that the Seller may have against the Company Releasees under this Agreement or the Note.

b.    The Company, on behalf of itself and its shareholders, officers, directors, agents, employees, affiliates, successors and assigns, hereby forever waives and releases any and all Claims, which the Company now has, may have in the future, or could have asserted against the Seller and its past and present principals, shareholders, owners, directors, officers, employees, agents, representatives, predecessors, successors and/or assigns (collectively, the "Seller Releasees"), arising out of, or any way in connection with, any transaction, event, circumstance, fact, action or omission related to the Company or any of its subsidiaries; provided, however, that the within release does not and shall not include a release of any Claims that the Company may have against the Seller Releasees (a) under this Agreement or the Note or (b) under that certain Tax Allocation Agreement, dated as of October 11, 2022 between the Company and the Seller.

9.    Miscellaneous.
a.    Notices.
i.    All notices, requests, or other communications required or permitted to be delivered hereunder shall be delivered in writing, in each case to the address specified below or to such other address as such Party may from time to time specify in writing in compliance with this provision:

If to the Company:

Innovate Corp.
222 Lakeview Avenue, Suite 1660
West Palm Beach, FL 33480
Attention: Michael J. Sena, Chief Financial Officer

With a copy (which shall not constitute notice) to:

Woods Oviatt Gilman LLP
1900 Bausch & Lomb Place
Rochester, NY 14604
Attention: Christopher R. Rodi, Esq.

If to the Seller:

Continental General Insurance Company
11001 Lakeline Boulevard, Suite 120
Austin, Texas 78717
Attention: Michael Gorzynski, Executive Chairman
Email: mike@cgic.com

With a copy (which shall not constitute notice) to:

Continental General Insurance Company
11001 Lakeline Boulevard, Suite 120
Austin, Texas 78717
Attention: Rachel Giani, General Counsel
Email: Rachel.giani@cgic.com

AND

Olshan Frome Wolosky LLP
1325 Avenue of the Americas
New York, NY 10019
Attention: Michael R. Neidell, Esq.
Email: mneidell@olshanlaw.com

ii.    Notices if (i) mailed by certified or registered mail or sent by hand or overnight courier service shall be deemed to have been given when received; (ii) sent by facsimile during the recipient's normal business hours shall be deemed to have been given when sent (and if sent after normal business hours shall be deemed to have been given at the opening of the recipient's business on the next business day); and (iii) sent by email shall be deemed received upon the sender's receipt of an acknowledgment from the intended recipient (such as by the "return receipt requested" function, as available, return email, or other written acknowledgment).

b.    Expenses. The Company shall reimburse the Seller on demand for (a) all reasonable and documented out-of-pocket costs, expenses, and fees (including reasonable expenses and fees of its external counsel) actually incurred by the Seller in connection with the transactions contemplated hereby including the negotiation, documentation, and execution of this Agreement and the Note, up to a maximum of US$50,000.00, and (b) all costs, expenses and fees (including expenses and fees of its external counsel) incurred by the Seller in connection with the enforcement of the Seller's rights hereunder and under the Note.
c.    Public Disclosure. The Company shall, by the end of the day on May 10, 2023, file a Quarterly Report on Form 10-Q, which report shall include a description of the transactions contemplated by this Agreement and the Note (considering in good faith the comments of the Seller with respect to the relevant portions of such filing), and attaching such documents as exhibits to such Form 10-Q.
d.    Governing Law. This Agreement and any claim, controversy, dispute, or cause of action (whether in contract or tort or otherwise) based upon, arising out of, or relating to this Note and the transactions contemplated hereby shall be governed by the laws of the State of New York.
e.    Submission to Jurisdiction. The Parties hereby irrevocably and unconditionally (i) agree that any legal action, suit, or proceeding arising out of or relating to this Agreement, the Note or the transactions contemplated hereby or thereby shall be brought in the courts of the State of New York in New York County or the courts of the United States of America for the Southern District of New York and (ii) submit to the exclusive jurisdiction of any such court in any such action, suit, or proceeding. Final judgment against the non-prevailing Party in any action, suit, or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment.
f.    Venue. The Parties irrevocably and unconditionally waive, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or Note in any court referred to in Section 9.e and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
g.    Waiver of Jury Trial. THE PARTIES HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS AGREEMENT, NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY.
h.    Integration. This Agreement and the Note constitute the entire contract between the Parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto.
i.    Successors and Assigns. This Agreement may not be assigned or transferred by a Party without the prior written consent of the other Party. This Agreement shall inure to the benefit of, and be binding upon, the Parties and their permitted assigns.
j.    Amendments and Waivers. No term of this Agreement may be waived, modified, or amended except by an instrument in writing signed by both of the Parties. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.
k.    Headings. The headings of the various Sections and subsections herein are for reference only and shall not define, modify, expand, or limit any of the terms or provisions hereof.
l.    No Waiver; Cumulative Remedies. No failure to exercise, and no delay in exercising on the part of the Seller, of any right, remedy, power, or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. The rights, remedies, powers, and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers, and privileges provided by law.
m.    Electronic Execution. The words "execution," "signed," "signature," and words of similar import in the Note shall be deemed to include electronic or digital signatures or electronic records, each of which shall be of the same effect, validity, and enforceability as manually executed signatures or a paper-based record-keeping system, as the case may be, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 U.S.C. §§ 7001 to 7031), the Uniform Electronic Transactions Act (UETA), or any state law based on the UETA, including the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301 to 309).
n.    Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.
o.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
[SIGNATURE PAGE FOLLOWS]

    IN WITNESS WHEREOF, the Parties have executed this Stock Purchase Agreement as of May 9, 2023.

INNOVATE CORP.

By:	/s/ Michael Sena
Name:	Michael J. Sena
Title:	Chief Financial Officer

CONTINENTAL GENERAL INSURANCE COMPANY

By:	/s/ Michael Gorzynski
Name:	Michael Gorzynski
Title:	Executive Chairman

[SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]
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